EXHIBIT 99.1

WRITTEN CONSENT TO ACTION OF ALL THE DIRECTORS OF
CENTOR, INC.
A NEVADA CORPORATION

The undersigned Director, being all the Directors of Centor, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, and waives all notice or other meeting requirements.

1) Resignation of Director and Officer

1) Appointment of Officer

WHEREAS, the Company has received the resignation from the following director and officer of the Corporation.

Bradley Wilson, President and CEO

RESOLVED, that the number of directors of the Corporation remain at two directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following person be elected as an officer of the Corporation to hold office in the following capacitie(s) until the next annual general meeting of the Corporation or until removed by other action as allowed by the corporate bylaws.

Michael Sullivan, President and CEO

Dated: This 13th day of December 2013

The undersigned, being all the Directors of Centor, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/s/ Michael Sullivan
Michael Sullivan, Director

/s/ Frederick Da Silva
Frederick Da Silva, Director